Exhibit 10.59

JP MORGAN CHASE BANK, NA

October 16, 2009

Via Electronic and Regular Mail

PlainsCapital Corporation

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

Attn: Jeff Isom

Re:	Amended and Restated Loan Agreement (as amended from time to time, the “2001 Loan Agreement”) between JP Morgan Chase Bank NA (“Lender”) as successor to Bank One, NA, and Plains Capital Corporation (“Borrower”), dated as of October 1, 2001; Loan Agreement (as amended from time to time, the “2004 Loan Agreement”) between Lender and Borrower, dated as of September 22, 2004; Loan Agreement (as amended from time to time, the “Term Loan Agreement”), between Lender and Borrower, dated as of October 27, 2004; Credit Agreement (as amended from time to time, the “Revolving Credit Agreement”), between Lender and Borrower, dated as of October 13, 2006

Mr. Isom:

Prior to the date hereof, Borrower notified Lender that it intended to consummate an initial public offering of its common stock (the “IPO”). The IPO may result in a “change of control” in Borrower or otherwise violate certain covenants restricting transfers of ownership interests in Borrower thus triggering certain defaults under any one or more of the 2001 Loan Agreement, the 2004 Loan Agreement, the Term Loan Agreement and the Revolving Credit Agreement (the “IPO COC Defaults”). For this reason, Borrower has asked Lender to grant its prior consent to the IPO and waive any IPO COC Default.

In addition, following the IPO the holders of the common stock of Borrower will have the ability to sell, transfer, assign, or grant liens and security interests in such stock (collectively, “Stock Trading”). The Stock Trading may result in a “change of control” in Borrower or otherwise violate certain covenants restricting transfers of ownership interests in Borrower thus triggering certain defaults under any one or more of the 2001 Loan Agreement, the 2004 Loan Agreement, the Term Loan Agreement and the Revolving Credit Agreement (the “Other COC Defaults”). For this reason, Borrower has asked Lender to grant its prior consent to the Stock Trading and waive any Other COC Default.

Based upon the foregoing and on a one time basis only, Lender hereby notifies you of its decision to: (a) consent to the IPO and waive any IPO COC Default arising solely in connection with IPO, so long as Borrower strictly complies with all other obligations under the Loan Documents; and (b) consent to the Stock Trading and waive any Other COC Default arising solely in connection with Stock Trading, so long as (i) Borrower strictly complies with all other obligations under the Loan Documents, and (ii) no person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) acquires ownership, directly or indirectly, beneficially or of record, common stock of Borrower representing more than 25% of the issued and outstanding common stock of Borrower.

ADDITIONALLY, THE DELIVERY OF THIS LETTER DOES NOT CONSTITUTE NOR SHALL IT BE DEEMED TO BE (I) AN ELECTION OF REMEDIES BY LENDER, (II) A WAIVER OF, OR CONSENT BY LENDER TO ANY DEFAULT OR EVENT OF DEFAULT WHICH EXISTS NOW OR MAY HEREAFTER OCCUR UNDER THE LOAN DOCUMENTS OTHER ANY IPO COC DEFAULT OR OTHER COC DEFAULT THAT MAY ARISE SOLELY IN CONNECTION WITH THE IPO OR THE STOCK TRADING, AS APPLICABLE, (III) A WAIVER BY LENDER OF BORROWER’S OR ANY OTHER OBLIGOR’S OTHER OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR (IV) A WAIVER BY LENDER OF ANY RIGHTS, REMEDIES, OFFSETS, CLAIMS, OR OTHER CAUSES OF ACTION THAT LENDER MAY HAVE AGAINST BORROWER OR OTHER OBLIGOR UNDER THE LOAN DOCUMENTS, ALL OF WHICH LENDER SPECIFICALLY RESERVES.

JP MORGAN CHASE BANK, NA, a national banking association

By:	/s/ Timothy F. Johnson
Name:	Timothy F. Johnson
Title:	SVP